Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports First Quarter 2012 Results

•	Quarterly revenue of $343 million, up 17%

•	Adjusted EBITDA of $104 million, or 30.2% of revenue for the quarter

•	EPS of $0.35 and Adjusted EPS of $0.77 for the quarter

•	Announces increase to annual guidance

ENGLEWOOD, Colo. (March 22, 2012) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the first quarter ended February 29, 2012. Revenue for the first quarter of 2012 totaled $343 million, a 17 percent increase over first quarter 2011 revenue of $293 million. Net income for the first quarter of 2012 was $23 million, or $0.35 per diluted share, compared to first quarter 2011 net income of $32 million, or $0.49 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $104 million for the first quarter of 2012, up 20 percent from $86 million in the first quarter of 2011. Adjusted earnings per diluted share were $0.77 for the first quarter of 2012, an increase of four percent over the prior-year period. First quarter 2012 Adjusted earnings per diluted share was negatively impacted by approximately $0.03 per diluted share due to the timing of adjustments which impacted the adjusted tax rate for the quarter. Adjusted EBITDA and Adjusted earnings per diluted share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“The first quarter marked significant continued investment in and implementation of many of the scalable platforms we have been building over the last few years,” said Jerre Stead, IHS chairman and chief executive officer. “We are making great progress with these important investments which will help us deliver profitable growth for many years to come.”

First Quarter 2012 Details
Revenue for the first quarter of 2012 totaled $343 million, a 17 percent increase over first-quarter 2011 revenue of $293 million. The revenue increase was driven by four percent organic growth (three percent unadjusted) and 14 percent acquisitive growth, with minimal foreign currency movements. The subscription-based business grew eight percent organically and represented 80 percent of total revenue.

	Three Months Ended		Absolute	Organic
	February 29, 2012	February 28, 2011	% change	% change *
Subscription revenue	$273,390	$233,619	17%	8%
Non-subscription revenue	69,353	59,524	17%	(12)%
Total revenue	$342,743	$293,143	17%	4%

* Excludes approximately $1 million of first quarter 2011 non-subscription revenue associated with the triennial release of a certain engineering standard.

The company continued to grow its business overall in all three of its operating regions. The Americas segment increased its revenue during the first quarter by $27 million, or 15 percent, to $207 million. The EMEA segment grew its first quarter revenue by $15 million, or 18 percent, to $99 million. The APAC segment's revenue was up $7 million, or 24 percent, to $36 million.

Adjusted EBITDA for the first quarter of 2012 was $104 million, up $17 million, or 20 percent, over the prior-year period. Operating income decreased $7 million, or 16 percent, to $35 million. Americas' operating income increased $2 million, or five percent, to $51 million. EMEA's operating income was up $4 million, or 26 percent, to $21 million. APAC's operating income decreased three percent to $8 million.

Cash Flows
Excluding a $57 million pension funding contribution, IHS generated $90 million of cash flow from operations during the three months ended February 29, 2012, representing a 14 percent increase over last year's $79 million.

Balance Sheet
IHS ended the first quarter of 2012 with $297 million of cash and cash equivalents and $869 million of debt.

"We generated strong free cash flow during the quarter while we continued to invest at some of the highest rates in our history in both acquisitions and foundational infrastructure,” said Richard Walker, IHS executive vice president and chief financial officer.

Restructuring
IHS recorded approximately $7.5 million of restructuring charges in the first quarter of 2012 as it consolidates positions and legacy data centers and other operational efficiencies identified as a part of its Vanguard, Newton and Centers of Excellence initiatives.

Outlook (forward-looking statement)
For the year ending November 30, 2012, IHS is increasing its annual guidance and expects:

•	All-in revenue in a range of $1.525 to $1.575 billion, including an organic growth rate expected to be between 7-10 percent

•	All-in Adjusted EBITDA in a range of $488 to $504 million

•	Adjusted EPS between $3.84 and $4.01

The above outlook assumes constant currencies and no further acquisitions, pension mark-to-market adjustments or unanticipated events.

See the discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2012 results on March 22, 2012, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and Adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as Adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA and Adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, Adjusted EBITDA, and Adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today's business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959, incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 5,500 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2012 IHS Inc. All rights reserved.

###

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	February 29, 2012	November 30, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$296,586	$234,685
Accounts receivable, net	354,259	326,009
Income tax receivable	41,193	25,194
Deferred subscription costs	51,874	43,136
Deferred income taxes	35,333	45,253
Other	27,931	23,801
Total current assets	807,176	698,078
Non-current assets:
Property and equipment, net	135,384	128,418
Intangible assets, net	499,129	514,949
Goodwill, net	1,731,135	1,722,312
Prepaid pension asset	11,512	—
Other	8,941	9,280
Total non-current assets	2,386,101	2,374,959
Total assets	$3,193,277	$3,073,037
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$142,945	$144,563
Accounts payable	33,916	32,428
Accrued compensation	31,668	57,516
Accrued royalties	32,183	26,178
Other accrued expenses	66,884	69,000
Income tax payable	—	—
Deferred revenue	571,983	487,172
Total current liabilities	879,579	816,857
Long-term debt	725,811	658,911
Accrued pension liability	6,959	59,460
Accrued post-retirement benefits	9,158	9,200
Deferred income taxes	122,882	123,895
Other liabilities	20,183	19,985
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 and 67,527,344 shares issued, and 65,736,182 and 65,121,884 shares outstanding at February 29, 2012 and November 30, 2011, respectively	676	675
Additional paid-in capital	626,482	636,440
Treasury stock, at cost: 1,885,185 and 2,405,460 shares at February 29, 2012 and November 30, 2011, respectively	(112,132)	(133,803)
Retained earnings	954,094	930,619
Accumulated other comprehensive loss	(40,415)	(49,202)
Total stockholders’ equity	1,428,705	1,384,729
Total liabilities and stockholders’ equity	$3,193,277	$3,073,037

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended
	February 29, 2012	February 28, 2011
Revenue:
Products	$297,981	$260,596
Services	44,762	32,547
Total revenue	342,743	293,143
Operating expenses:
Cost of revenue:
Products	124,822	108,040
Services	21,768	18,626
Total cost of revenue (includes stock-based compensation expense of $1,317 and $854 for the three months ended February 29, 2012 and February 28, 2011, respectively)	146,590	126,666
Selling, general and administrative (includes stock-based compensation expense of $32,603 and $21,244 for the three months ended February 29, 2012 and February 28, 2011, respectively)	125,176	101,772
Depreciation and amortization	26,301	18,201
Restructuring charges	7,485	—
Acquisition-related costs	867	3,306
Net periodic pension and postretirement expense	2,000	773
Other expense (income), net	(736)	505
Total operating expenses	307,683	251,223
Operating income	35,060	41,920
Interest income	172	185
Interest expense	(4,894)	(1,662)
Non-operating expense, net	(4,722)	(1,477)
Income from continuing operations before income taxes	30,338	40,443
Provision for income taxes	(6,863)	(8,719)
Income from continuing operations	23,475	31,724
Income from discontinued operations, net	—	213
Net income	$23,475	$31,937

Basic earnings per share:
Income from continuing operations	$0.36	$0.49
Income from discontinued operations, net	$—	$—
Net income	$0.36	$0.50
Weighted average shares used in computing basic earnings per share	65,515	64,485

Diluted earnings per share:
Income from continuing operations	$0.35	$0.48
Income from discontinued operations, net	$—	$—
Net income	$0.35	$0.49
Weighted average shares used in computing diluted earnings per share	66,451	65,415

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	February 29, 2012	February 28, 2011
Operating activities:
Net income	$23,475	$31,937
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	26,301	18,201
Stock-based compensation expense	33,920	22,098
Excess tax benefit from stock-based compensation	(9,934)	(7,925)
Net periodic pension and postretirement expense	2,000	703
Pension and postretirement contributions	(65,883)	—
Deferred income taxes	8,566	8,606
Change in assets and liabilities:
Accounts receivable, net	(30,220)	(30,683)
Other current assets	(13,214)	(13,971)
Accounts payable	4,290	4,327
Accrued expenses	(22,279)	(24,365)
Income tax payable	(6,024)	(10,045)
Deferred revenue	81,672	80,385
Other liabilities	313	—
Net cash provided by operating activities	32,983	79,268
Investing activities:
Capital expenditures on property and equipment	(13,556)	(15,541)
Intangible assets acquired	—	(2,400)
Change in other assets	(242)	(547)
Settlements of forward contracts	(2,207)	(145)
Net cash used in investing activities	(16,005)	(18,633)
Financing activities:
Proceeds from borrowings	85,000	320,000
Repayment of borrowings	(20,447)	(315,832)
Payment of debt issuance costs	—	(6,302)
Excess tax benefit from stock-based compensation	9,934	7,925
Proceeds from the exercise of employee stock options	—	1,504
Repurchases of common stock	(28,436)	(21,504)
Net cash provided by (used in) financing activities	46,051	(14,209)
Foreign exchange impact on cash balance	(1,128)	4,516
Net increase in cash and cash equivalents	61,901	50,942
Cash and cash equivalents at the beginning of the period	234,685	200,735
Cash and cash equivalents at the end of the period	$296,586	$251,677

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three Months Ended		Absolute	Organic
	February 29, 2012	February 28, 2011	% change	% change *
Revenue by segment:
Americas revenue	$206,920	$179,601	15%	3%
EMEA revenue	99,409	84,165	18%	4%
APAC revenue	36,414	29,377	24%	7%
Total revenue	$342,743	$293,143	17%	4%

Revenue by transaction type:
Subscription revenue	$273,390	$233,619	17%	8%
Consulting revenue	25,406	16,516	54%	(1)%
Transaction revenue	12,588	13,323	(6)%	(1)%
Other revenue	31,359	29,685	6%	(23)%
Total revenue	$342,743	$293,143	17%	4%

Revenue by information domain:
Energy revenue	$159,054	$121,654
Product Lifecycle (PLC) revenue	110,729	100,190
Security revenue	27,221	26,548
Environment revenue	22,139	20,975
Macroeconomic Forecasting and Intersection revenue	23,600	23,776
Total revenue	$342,743	$293,143

* Excludes approximately $1 million of first quarter 2011 non-subscription revenue associated with the triennial release of a certain engineering standard.

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended
	February 29, 2012	February 28, 2011
Net income	$23,475	$31,937
Interest income	(172)	(185)
Interest expense	4,894	1,662
Provision for income taxes	6,863	8,719
Depreciation and amortization	26,301	18,201
EBITDA	$61,361	$60,334
Stock-based compensation expense	33,920	22,098
Restructuring charges	7,485	—
Acquisition-related costs	867	3,306
Non-cash net periodic pension and postretirement expense	—	703
Income from discontinued operations, net	—	(213)
Adjusted EBITDA	$103,633	$86,228

	Three Months Ended
	February 29, 2012	February 28, 2011
Earnings per diluted share	$0.35	$0.49
Stock-based compensation expense	0.33	0.22
Restructuring charges	0.07	—
Acquisition-related costs	0.01	0.03
Non-cash net periodic pension and postretirement expense	—	0.01
Income from discontinued operations, net	—	—
Adjusted earnings per diluted share	$0.77	$0.74
Note: Amounts may not sum due to rounding

	Three Months Ended
	February 29, 2012	February 28, 2011
Net cash provided by operating activities	32,983	79,268
Capital expenditures on property and equipment	(13,556)	(15,541)
Free cash flow	$19,427	$63,727
Pension deficit funding	57,000	—
Adjusted free cash flow	$76,427	$63,727

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended February 29, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$51,304	$20,897	$7,995	$(45,136)	$35,060
Adjustments:
Stock-based compensation expense	—	—	—	33,920	33,920
Depreciation and amortization	20,537	3,834	51	1,879	26,301
Restructuring charges	6,999	255	231	—	7,485
Acquisition-related costs	867	—	—	—	867
Adjusted EBITDA	$79,707	$24,986	$8,277	$(9,337)	$103,633

	Three Months Ended February 28, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$48,933	$16,554	$8,265	$(31,832)	$41,920
Adjustments:
Stock-based compensation expense	—	—	—	22,098	22,098
Depreciation and amortization	14,109	3,492	39	561	18,201
Acquisition-related costs	3,234	72	—	—	3,306
Non-cash net periodic pension and postretirement expense	—	—	—	703	703
Adjusted EBITDA	$66,276	$20,118	$8,304	$(8,470)	$86,228

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended February 29, 2012		Three Months Ended February 28, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$33,920	$21,838	$22,098	$14,311
Restructuring charges	$7,485	$4,808	$—	$—
Acquisition-related costs	$867	$867	$3,306	$2,222
Non-cash net periodic pension and postretirement expense	$—	$—	$703	$435
Income from discontinued operations, net	$—	$—	$(350)	$(213)